LEHMAN BROTHERS
PRESS RELEASE



For Immediate Release                        Media Contact:      Hannah Burns
                                                                 (212) 526-4064

                                             Investor Contact:   Shaun Butler
                                                                 (212) 526-8381


                             LEHMAN BROTHERS REPORTS
                            RECORD QUARTERLY RESULTS

                 - Reports Record Net Revenues, Net Income and
                     Earnings Per Share For First Quarter -


NEW YORK, March 15, 2005 -- Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $875 million, or $2.91 per common share (diluted), for the first quarter ended February 28, 2005, representing increases of 31% and 32%, respectively, from net income of $670 million, or $2.21 per common share (diluted), reported for the first quarter of fiscal 2004, and increases of 50% and 48%, respectively, from net income of $585 million, or $1.96 per common share (diluted) for the fourth quarter of fiscal 2004.

                        First Quarter Business Highlights

o Achieved record revenues in Investment Banking, Capital Markets, Europe and
  Asia
o Advising on four of the top ten M&A transactions announced in the first fiscal quarter
o Grew assets under management to $148 billion from $137 billion at the end of last quarter

Richard S. Fuld, Jr., chairman and chief executive officer, said, "This was truly a great quarter. These record results reflect an outstanding performance from all of our businesses and regions and the earnings power of the Firm. We have never been stronger than we are today and are very well-positioned for the future. Our performance and momentum are clearly the result of how well we are working together as one Firm to deliver on our client-focused strategy."

The Firm reported record net revenues (total revenues less interest expense) for the first quarter of fiscal 2005 of $3.8 billion, a 21% increase from $3.1 billion in the first quarter of fiscal 2004, and a 32% increase from $2.9 billion in the fourth quarter of fiscal 2004.

Investment Banking revenues increased 34% to a record $683 million for the first quarter of fiscal 2005, from $508 million for the same period a year ago, reflecting improved performance across all products, including record results in debt origination and continued strength in M&A activity. Record Capital Markets net revenues, which increased 21% to $2.7 billion from $2.2 billion in the first quarter of fiscal 2004, were driven by record results in Fixed Income Capital Markets and strong results in Equities Capital Markets. The record results in Fixed Income Capital Markets reflect a strong performance across all major businesses, and in particular mortgages and interest rate products. Improved global equity markets and increased secondary activity contributed to another quarter of solid performance in Equities Capital Markets. Investment Management, formerly Client Services, net revenues increased 5% to $437 million for the first quarter of fiscal 2005, from $416 million in the same period a year ago. Net revenues in Asset Management reflected a continued increase in Assets Under Management from strong net inflows as well as market appreciation. A slight decline in Private Investment Management net revenues was largely attributable to a decline in fixed income production as investors allocated a larger proportion of investments into cash.

Non-interest expenses were $2.5 billion in the first quarter of fiscal 2005, compared to $2.1 billion in the first quarter of fiscal 2004, and $2.0 billion in the fourth quarter of fiscal 2004. Compensation and benefits as a percentage of net revenues were 49.5% during the first quarter of fiscal 2005, consistent with the Firm's full year 2004 ratio. Non-personnel expenses in the first quarter of fiscal 2005 were $618 million, compared with $527 million (excluding the $19 million real estate reconfiguration charge) in the previous fiscal year's first quarter, and $603 million in the previous fiscal year's fourth quarter.

For the quarter ended February 28, 2005, the Firm's pre-tax margin was 34.3% versus 32.8% in the first quarter of fiscal 2004, and 30.5% in the fourth quarter of fiscal 2004. Return on average common equity was 24.5% for the first quarter of fiscal 2005, compared to 21.1% for the first quarter of fiscal 2004, and 17.0% for the fourth quarter of fiscal 2004. Return on average tangible common equity was 32.0% for the first quarter of fiscal 2005, compared with 29.7% for the first quarter of fiscal 2004, and 23.0% for the fourth quarter of fiscal 2004.

As of February 28, 2005, Lehman Brothers total stockholders' equity was $15.8 billion, and long-term debt was $59.3 billion (including junior subordinated debentures of $1.2 billion), for total capital of $75.1 billion. Book value per common share was $51.75.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products and recruitment opportunities, visit our Web site at www.lehman.com.

                                 Conference Call

A conference call to discuss the Firm's financial results and outlook will be held at 9:30 a.m., EST on March 15, 2005. The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-456-0338 or from outside the U.S., 212-547-0182. The pass code for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 866-443-1209 (domestic) or 203-369-1089 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until

5:00 p.m. EDT on April 15, 2005, and by phone until 11:59 p.m. EDT on April 15, 2005. Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

             Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates, and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Firm's most recent Annual Report on Form 10-K.

                                                        ###


LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)



                                                                            Quarter Ended
                                                  ------------------------------------------------------------------
                                                          2/28/05      11/30/04     8/31/04    5/31/04      2/29/04
                                                          -------      --------     -------    -------      -------
Income Statement
----------------
Net Revenues                                               $3,810        $2,883      $2,623     $2,926       $3,144
Non-Interest Expenses:
   Compensation and Benefits                                1,886         1,401       1,306      1,457        1,566
   Non-personnel Expenses                                     618           603         594        585          527
   Real Estate Reconfiguration Charge                          --            --          --         --           19
Net Income                                                    875           585         505        609          670
Net Income Applicable to Common Stock                         856           566         487        592          653
Earnings per Common Share:
   Basic                                                    $3.07         $2.07       $1.79      $2.14        $2.37
   Diluted                                                  $2.91         $1.96       $1.71      $2.01        $2.21

Financial Ratios (%)
----------------
Return on Average Common Stockholders' Equity
   (annualized) (a)                                         24.5%         17.0%       15.0%      18.6%        21.1%
Return on Average Tangible Common Stockholders'
   Equity (annualized) (b)                                  32.0%         23.0%       20.9%      26.0%        29.7%
Pretax Margin                                               34.3%         30.5%       27.6%      30.2%        32.8%
Compensation and Benefits/Net Revenues                      49.5%         48.6%       49.8%      49.8%        49.8%
Effective Tax Rate                                          33.0%         33.5%       30.2%      31.1%        32.8%

Financial Condition
-------------------
Total Assets                                             $370,000      $357,168    $340,890   $346,499     $328,064
Net Assets (c)                                            189,630       175,221     171,308    175,452      171,600
Long-Term Debt                                             59,320        56,486      50,043     52,380       50,982
Common Stockholders' Equity                                14,409        13,575      13,076     12,831       12,601
Total Stockholders' Equity                                 15,754        14,920      14,421     14,006       13,776
Total Stockholders' Equity Plus Junior
   Subordinated Debentures(c)                              16,979        15,920      15,421     15,391       15,086
Tangible Equity Capital (c)                                13,709        12,636      11,763     11,536       11,296
Total Capital (d)                                          75,074        71,406      64,464     66,386       64,758
Book Value per Common Share (e)                             51.75         49.32       48.10      47.05        45.45
Gross Leverage Ratio(f)                                     23.5x         23.9x       23.6x      24.7x        23.8x
Net Leverage Ratio(c)                                       13.8x         13.9x       14.6x      15.2x        15.2x

Other Data (#s)
----------
Employees                                                  20,267        19,579      19,286     17,625       16,505
Assets Under Management (in billions)                      $147.7        $136.7      $130.9     $129.3       $128.0
Common Stock Outstanding (in millions)                      275.4         274.2       269.5      272.7        277.2
Weighted Average Shares (in millions):
   Basic                                                    278.6         273.2       272.8      276.8        275.5
   Diluted                                                  294.0         288.5       285.0      294.2        294.7

See Footnotes to Selected Statistical Information on page 6.

                                                                                                                                  5

LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)

(a) Return on average common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders' equity. See the reconciliation on page 9.
(b) Return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity. Average tangible common stockholders' equity equals average total common stockholders' equity less average identifiable intangible assets and goodwill. See the reconciliation on page 9. Management believes tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in our businesses.
(c) Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net assets is a measure more useful to investors than total assets when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile and identifiable intangible assets and goodwill. We believe tangible equity capital to be a more representative measure of our equity for purposes of calculating net leverage because such measure includes total stockholders' equity plus junior subordinated debentures, less identifiable intangible assets and goodwill. We believe total stockholders' equity plus junior subordinated debentures to be a more meaningful measure of our equity because the junior subordinated debentures are subordinated and have maturities at issuance of 49 years and we can defer interest payments for up to 20 consecutive quarters if the junior subordinated debentures are not in default. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. Further, we do not view the amount of equity used to support identifiable intangible assets and goodwill as available to support our remaining net assets. Accordingly, we believe net leverage, based on net assets divided by tangible equity capital, both as defined above, to be a more meaningful measure of leverage to evaluate companies in the securities industry. See the reconciliation on page 11. These definitions of net assets, tangible equity capital and net leverage are used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly-titled measures provided by other companies in the securities industry because of different methods of calculation.
(d) Total capital includes long-term debt (including junior subordinated debentures) and total stockholders' equity. We believe total capital is useful to investors as a measure of our financial strength.
(e) The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders' equity.
(f) Gross leverage ratio is defined as total assets divided by total stockholders' equity.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                Quarter Ended                       % Change from
                                                 -----------------------------------------     -------------------------
                                                   Feb 28,        Nov 30,         Feb 29,        Nov 30,       Feb 29,
                                                    2005          2004            2004           2004           2004
                                                 -----------    ----------      ----------     ----------    -----------
Revenues:
   Principal transactions                            $2,195        $1,264          $1,739
   Investment banking                                   683           608             508
   Commissions                                          411           392             390
   Interest and dividends                             3,884         3,350           2,304
   Asset management and other                           218           232             184
                                                 -----------    ----------      ----------
     Total revenues                                   7,391         5,846           5,125
   Interest expense                                   3,581         2,963           1,981
                                                 -----------    ----------      ----------
     Net revenues                                     3,810         2,883           3,144            32%            21%
                                                 -----------    ----------      ----------

Non-interest expenses:
   Compensation and benefits                          1,886         1,401           1,566
   Technology and communications                        200           214             170
   Brokerage and clearance fees                         120           116             107
   Occupancy                                            119           108             102
   Professional fees                                     62            61              47
   Business development                                  53            56              44
   Other                                                 64            48              57
   Real estate reconfiguration charge                     -             -              19
                                                 -----------    ----------      ----------
     Total non-interest expenses                      2,504         2,004           2,112            25%            19%
                                                 -----------    ----------      ----------
Income before taxes and dividends on trust
   preferred securities (a)                           1,306           879           1,032
Provision for income taxes                              431           294             338
Dividends on trust preferred
   securities (a)                                       --             --              24
                                                 -----------    ----------      ----------
Net income                                             $875          $585            $670            50%            31%
                                                 ===========    ==========      ==========
Net income applicable to common stock                  $856          $566            $653            51%            31%
                                                 ===========    ==========      ==========

Earnings per common share:
   Basic                                              $3.07         $2.07           $2.37            48%            30%
                                                 ===========    ==========      ==========
   Diluted                                            $2.91         $1.96           $2.21            48%            32%
                                                 ===========    ==========      ==========


(a) We adopted FIN 46R effective February 29, 2004, which required us to deconsolidate the trusts that issued the trust preferred securities. Accordingly, at and subsequent to February 29, 2004, trust preferred securities were reclassified to junior subordinated debentures (a component of Subordinated indebtedness). Dividends on trust preferred securities presented in the Consolidated Statement of Income through February 29, 2004, are included in Interest expense in periods subsequent to February 29, 2004.

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

                                                            Quarter Ended                          % Change from
                                            --------------------------------------------       -----------------------
                                              Feb 28,         Nov 30,          Feb 29,           Nov 30,      Feb 29,
                                               2005           2004              2004             2004          2004
                                            -----------     ----------       -----------       ----------    ---------
Investment Banking:
   Debt Underwriting                              $326           $288              $217
   Equity Underwriting                             188            141               143
   Merger and Acquisition Advisory                 169            179               148
                                            -----------     ----------       -----------
     Total                                         683            608               508              12%          34%
                                            -----------     ----------       -----------

Capital Markets:
   Fixed Income                                  2,068          1,326             1,601
   Equities                                        622            497               619
                                            -----------     ----------       -----------
     Total                                       2,690          1,823             2,220              48%          21%
                                            -----------     ----------       -----------

Investment Management:
   Private Investment Management                   203            212               212
   Asset Management                                234            240               204
                                            -----------     ----------       -----------
     Total                                         437            452               416             (3)%           5%
                                            -----------     ----------       -----------

     Total Net Revenues                         $3,810         $2,883             $3,144             32%          21%
                                            ===========     ==========       ===========

LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS' EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)


                                                                         Quarter Ended
                                          ----------------------------------------------------------------------------
                                            Feb 28,         Nov 30,         Aug 31,         May 31,         Feb 29,
                                             2005            2004            2004            2004            2004
                                          ------------    ------------    ------------    ------------    ------------
Average common stockholders' equity          $13,992         $13,326         $12,954         $12,716         $12,365

Less: average identifiable intangible
   assets and goodwill                        (3,277)         (3,471)         (3,641)         (3,617)         (3,586)
                                          ------------    ------------    ------------    ------------    ------------
Average tangible common stockholders'        $10,715        $  9,855        $  9,313        $  9,099        $  8,779
   equity                                 ============    ============    ============    ============    ============

LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)



                                                                    Feb 28,            Nov 30,           Feb 29,
Composition of Assets Under Management                                 2005               2004              2004
                                                                       ----               ----              ----

Money Markets                                                       $  21.8            $  19.0           $  20.1
Fixed Income                                                           53.7               51.7              50.5
Equity                                                                 59.1               54.3              47.5
Alternative Investments                                                13.1               11.7               9.9
                                                                   --------           --------          --------
Assets under Management                                              $147.7             $136.7            $128.0 (a)
                                                                     ======             ======            ======



                                                                                      Quarter Ended
                                                                    ---------------------------------------------
                                                                    Feb 28,             Nov 30,          Feb 29,
Assets Under Management Rollforward                                    2005               2004              2004
                                                                       ----               ----              ----

Balance, beginning of period                                         $136.7             $130.9            $120.1
Net additions                                                           7.0                0.1               2.9
Net market appreciation                                                 4.0                5.7               5.0
                                                                   --------           --------          --------
Total increase                                                         11.0                5.8               7.9
                                                                    -------           --------          --------
Balance, end of period                                               $147.7             $136.7            $128.0 (a)
                                                                     ======             ======            ======



(a) Total assets under management at February 29, 2004 have been restated to include $4.2 billion of discretionary cash management assets.

LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

                                            Feb 28,         Nov 30,          Aug 31,          May 31,          Feb 29,
                                             2005             2004            2004              2004            2004
                                          ------------    -------------   --------------    -------------    ------------
Net assets:
   Total assets                               $370,000        $357,168          $340,890         $346,499        $328,064
   Less:
     Cash and securities segregated and
       on deposit for regulatory and
       other purposes                          (4,300)         (4,085)           (4,800)          (4,606)         (3,633)
     Secured financing arrangements
       (reverse repo and securities
       borrowed)                             (169,000)       (169,829)         (156,661)         (158,441)      (143,563)
     Securities received as collateral         (3,800)         (4,749)           (4,463)           (4,376)        (5,658)
     Identifiable intangible assets and
       goodwill                                (3,270)         (3,284)           (3,658)           (3,624)        (3,610)
                                          ------------    -------------   --------------     -------------    ------------
Net assets                                    $189,630        $175,221          $171,308          $175,452       $171,600
                                          ============    =============   ==============    =============    ============


Tangible equity capital:
   Total stockholders' equity                $15,754         $14,920          $14,421           $14,006        $13,776
   Junior subordinated debentures
     (subject to a limit) (a)                  1,225           1,000            1,000             1,154          1,130
   Less: Identifiable intangible assets
     and goodwill                            (3,270)         (3,284)          (3,658)           (3,624)        (3,610)
                                          ------------    -------------   --------------    -------------    ------------
Tangible equity capital                      $13,709         $12,636          $11,763           $11,536        $11,296
                                          ============    =============   ==============    =============    ============

Gross leverage (total assets / total
   stockholders' equity)                       23.5x           23.9x            23.6x             24.7x          23.8x

Net leverage (net assets / tangible
   equity capital)                             13.8x           13.9x            14.6x             15.2x          15.2x

(a) Under the definition of tangible equity capital used by a leading rating agency, the maximum equity credit given to junior subordinated debentures is 10% of tangible equity capital. (Junior subordinated debentures are included in the calculation to determine the limit).

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